Exhibit 99.1

Press Release #202007	FOR IMMEDIATE RELEASE	April 28, 2020

Enertopia Announces Restart of Lithium Solution Testing Program

Kelowna, BC-Enertopia Corporation (ENRT) on the OTC (the "Company" or "Enertopia") expects to restart its lithium solution testing program in the coming weeks as COVID-19 work restrictions are relaxed and removed.

Our pre-pH adjustments have demonstrated positive outcomes, as contaminant minerals are greatly reduced. The results are a synthetic lithium brine consistently showing the lowest contaminant levels to be processed compared to many other Lithium projects today.

"Our ongoing solution testing of the drilled lithium horizons continues to provide great insights and novel ways to strive for a low-cost mining & processing solution to unlock the potential value of the Lithium enriched claystone. We continue to believe that the Lithium hosted claystone deposits in Nevada could become major sources of Lithium production in the 2020s and offer the USA a secure domestic supply of battery grade Lithium products." Stated CEO Robert McAllister

Key Takeaways from our recent 43-101 Report

● Preliminary testing for the extraction of the lithium from the mined material has indicated that the material will be relatively inexpensive to process.

● From the preliminary testing, the sediments will not require crushing or grinding prior to processing but may require some preprocessing to upgrade the material by removing the coarser fraction, which has been found to be of lower grade.

● The type of processing envisioned will have a much smaller footprint than lithium brine operations, which now employ large evaporation ponds, making the proposed operation more environmentally friendly.

Table 1 below shows the average grade of each major lithologic unit within the model. the reduced sediments tend to be higher grade than the oxidized units and are in bold below.

Lithologic unit	Weighted average grade Li ppm
Surface Gravel	790
Upper Olive Claystone	834
Main Blue Claystone	1136
Dark Blue Black Claystone	1464
Lower Olive Mudstone	1082

Table 1

The full 43-101 Report can also be found on the company's website at www.enertopia.com with further details.

We continue to explore strategic business opportunities and are engaged in progressing talks with respect to such joint ventures & strategic alliances in the clean energy marketplace. We will provide further details as discussions warrant.

The technical information contained in this news release has been reviewed and approved by Douglas Wood, P.Geol, a Certified Professional Geologist who is a Qualified Person with respect to Enertopia's Clayton Valley Lithium Project as defined under National Instrument 43-101.

About Enertopia:

A Company focused on using advanced sustainable technology for extracting lithium and verifying or sourcing other emerging intellectual property in the EV & Green Technology sectors in order to build shareholder value.

Enertopia shares are quoted in the United States under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1.888.ENRT201

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates.  There can be no assurance that the testing for the brine recovery system will be effective for the recovery of Lithium and if effective will be economic or have any positive impact on Enertopia, or that current talks with respect to potential joint ventures or partnerships will result in definitive agreements or the mineral resources will be economic or mined. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTC has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.